NEWS RELEASE


HOLLYWOOD ENTERTAINMENT ANNOUNCES THIRD QUARTER EARNINGS EXCEEDED GUIDANCE


PORTLAND, OREGON. - October 13, 2003 - Hollywood Entertainment Corporation (Nasdaq: HLYW), owner of the Hollywood Video chain of more than 1,850 video superstores, today announced net income of $0.32 per diluted share for the third quarter ended September 30, 2003, which exceeded the Company's guidance of $0.30 per diluted share.

Net income per diluted share increased approximately 23% as compared to adjusted net income per diluted share of $0.26 for the third quarter of 2002 (GAAP net income was $0.50 per diluted share for the third quarter of 2002). A reconciliation of adjusted net income per diluted share is included following the financial statements of this press release.

For the third quarter ended September 30, 2003, the Company had total revenue of $402.0 million compared to revenue of $369.0 million for the third quarter of 2002, of which 7% was attributable to an increase in same store sales. The balance of the increase in revenue was attributable to the opening of new Hollywood Video stores. The increase in same store sales was attributable to an 8% positive contribution from merchandise sales at Game Crazy partially offset by a 1% negative impact attributable to the sale of new movies. Rental product revenue was flat.

The Company added 94 new Game Crazy departments and opened 21 new Hollywood Video stores. As of September 30, 2003, the Company operated 1,864 Hollywood Video stores, of which 577 included a Game Crazy department.

During the quarter, the Company prepaid $40 million on its senior credit
facility.   Also, since commencing its share repurchase program on August 26,
2003, the Company has repurchased more than $10 million of its common stock.

Commenting on the Company's results, Mark Wattles, CEO and Founder, said, "I am proud of our employee partners, as we have once again grown earnings by over 20% and exceeded our guidance. We are now generating enough cash flow to fund our expansion of Game Crazy departments and new Hollywood Video stores, while also prepaying debt and repurchasing stock."

The Company will host an investor call at 4:30 p.m. EDT, which may be accessed by dialing (617) 786-2960 and referring to the passcode 81372749. A replay of the call may be accessed by dialing (617) 801-6888 and referring to the passcode 52284741, or by visiting the home page of the Company's website, www.hollywoodvideo.com, or by visiting www.streetevents.com.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes the expectations reflected in these forward-looking statements are based upon reasonable assumptions, these expectations may not be achieved. Important considerations that could affect the timing and amount of any debt prepayment or share repurchase are the Company's ability to generate excess cash, management's discretionary use of any excess cash, market conditions for the Company's common stock, and other considerations. Factors that could affect the Company's results of operations, including its ability to generate excess cash include the level of demand for movie and game rentals and purchases, the effects of competition and changing technologies, the timing, availability and cost to the Company of newly-released movies and games, weather, general economic and market conditions, the effects of war, the Company's ability to open and manage new stores and departments within existing stores, quarter-end closing adjustments and factors disclosed in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.


#       #       #


INVESTOR 	   Alex Bond
CONTACT:	   Senior Vice President, Finance & Business Development
		   Phone: (503) 570-5667




                    HOLLYWOOD ENTERTAINMENT CORPORATION
                   CONSOLIDATED STATEMENTS OF OPERATIONS
            (Unaudited, in thousands, except per share amounts)


                                      Three Months Ended   Nine Months Ended
                                         September 30,        September 30,
                                      ------------------  --------------------
                                        2003      2002       2003      2002
                                      --------  --------  ---------- ---------
REVENUE:
  Rental product revenue              $337,306  $331,074  $1,031,784 $ 974,741
  Merchandise sales                     64,652    37,948     177,208   103,190
                                      --------  --------  ---------- ---------
                                       401,958   369,022   1,208,992 1,077,931
COST OF REVENUE:
  Cost of rental product               104,641   112,035     327,408   331,496
  Cost of merchandise                   46,672    28,562     128,222    78,191
                                      --------  --------  ---------- ---------
                                       151,313   140,597     455,630   409,687
                                      --------  --------  ---------- ---------
GROSS MARGIN                           250,645   228,425     753,362   668,244

OPERATING COSTS AND EXPENSES:
  Operating and selling                181,791   165,030     531,328   478,080
  General and administrative            25,650    20,183      81,200    66,629
  Store opening expenses                 1,219     1,228       3,942     1,228
  Restructuring charge for closure
    of internet business                     -         -          -   (12,430)
                                      --------  --------  ---------- ---------
                                       208,660   186,441     616,470   533,507
                                      --------  --------  ---------- ---------
INCOME FROM OPERATIONS                  41,985    41,984     136,892   134,737

Interest expense, net                   (7,879)   (9,716)    (25,715) (31,636)
Early debt retirement                        -         -     (12,467)  (3,534)
                                      --------  --------  ---------- ---------
Income before income taxes              34,106    32,268      98,710    99,567
Provision for income taxes             (13,636)     (323)    (39,484)      277
                                      --------  --------  ---------- ---------
NET INCOME                            $ 20,470  $ 31,945  $   59,226 $  99,844
                                      ========  ========  ========== =========
------------------------------------------------------------------------------
Net income per share:
   Basic                              $   0.34  $   0.54  $     0.98 $    1.77
   Diluted                            $   0.32  $   0.50  $     0.92 $    1.62
------------------------------------------------------------------------------
Weighted average shares outstanding:
   Basic                                60,942    58,883      60,482    56,431
   Diluted                              64,624    63,712      64,414    61,797
------------------------------------------------------------------------------

ADJUSTED NET INCOME (1)                $ 20,470  $ 16,514  $ 66,644  $  51,264
                                       ========  ========  ========  =========
Adjusted net income per diluted share  $   0.32  $   0.26  $   1.04  $    0.83


(1) See disclosures regarding non-GAAP financial information at the end of this press release.


                      HOLLYWOOD ENTERTAINMENT CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)


                                                September 30,   December 31,
                                                ------------    -----------
                                                    2003            2002
                                                ------------    -----------
                                                 (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                      $    39,941     $   33,145
  Cash held by trustee for refinancing                     -        218,531
  Receivables, net                                    24,539         34,996
  Merchandise inventories                            128,321         97,307
  Prepaid expenses and other current assets           12,397         14,772
                                                 -----------    -----------
     Total current assets                            205,198        398,751

Rental inventory, net                                254,026        260,190
Property and equipment, net                          280,620        255,497
Goodwill                                              65,217         64,934
Deferred tax asset, net                              120,119        147,813
Other assets, net                                     19,931         19,191
                                                 -----------    -----------
                                                 $   945,111    $ 1,146,376
                                                 ===========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term obligations $ 2,368 $ 27,678 Subordinated notes to be retired with cash held by trustee (including accrued
   interest of $8.1 million)                               -        212,080
   Accounts payable                                  137,062        158,423
   Accrued expenses                                   98,575        108,432
   Accrued interest                                      950          2,923
   Income taxes payable                                1,500          1,151
                                                 -----------    -----------
     Total current liabilities                       240,455        510,687

Long-term obligations, less current portion          370,000        361,068
Other liabilities                                     16,325         17,472
                                                 -----------    -----------
                                                     626,780        889,227
                                                 -----------    -----------
Shareholders' equity:
   Preferred stock, 25,000,000 shares
     authorized; no shares issued and
     outstanding                                           -              -
   Common stock, 100,000,000 shares authorized;
     60,769,201 and 59,796,573 shares issued
     and outstanding, respectively                   504,928        503,403
   Unearned compensation                                (266)          (697)
   Accumulated deficit                              (186,331)      (245,557)
                                                 -----------    -----------
     Total shareholders' equity                      318,331        257,149
                                                 -----------    -----------
                                                 $   945,111    $ 1,146,376
                                                 ===========    ===========


                  HOLLYWOOD ENTERTAINMENT CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Unaudited, in thousands)


                                                          Nine Months Ended
                                                             September 30,
                                                       -----------------------
                                                          2003          2002
                                                       ---------     ---------
OPERATING ACTIVITIES:
 Net income                                            $  59,226     $  99,844
 Adjustments to reconcile net income
   to cash provided by operating activities:
  Write-off of deferred financing costs                    5,827         2,226
  Amortization of rental product                         158,552       156,979
  Depreciation                                            45,675        44,987
  Amortization of deferred financing costs                 1,910         2,922
  Tax benefit from exercise of stock options               7,485             -
  Change in deferred rent                                 (1,146)         (989)
  Change in deferred taxes                                27,694             -
  Non-cash stock compensation                                431        (1,800)
 Net change in operating assets and liabilities:
  Receivables                                             10,457         1,977
  Merchandise inventories                                (31,014)      (35,235)
  Accounts payable                                       (21,361)      (17,235)
  Accrued interest                                       (10,113)      (10,059)
  Other current assets and liabilities                    (7,141)      (24,169)
                                                       ---------     ---------
     Cash provided by operating activities               246,482       219,448
                                                       ---------     ---------
INVESTING ACTIVITIES:
 Purchases of rental inventory, net                     (152,388)     (203,423)
 Purchases of property and equipment, net                (70,798)      (19,429)
 Increase in intangibles and other assets                 (1,299)         (549)
 Proceeds from indenture trustee                         218,531             -
                                                       ---------     ---------
     Cash used in investing activities                    (5,954)     (223,401)
                                                       ---------     ---------
FINANCING ACTIVITIES:
 Proceeds from issuance of common stock                        -       120,750
 Equity financing costs                                        -        (7,677)
 Extinguishment of subordinated debt                    (250,000)
 Borrowings under new term loan facility                 200,000       150,000
 Repayment of prior revolving loan                      (107,500)     (240,000)
 Decrease in credit agreements                           (55,000)      (25,000)
 Debt financing costs                                     (7,454)       (5,098)
 Repayments of capital lease obligations                  (7,818)      (10,894)
 Repurchase of common stock                               (9,412)            -
 Proceeds from exercise of stock options                   3,452         2,654
                                                       ---------     ---------
     Cash used in financing                             (233,732)      (15,265)
                                                       ---------     ---------

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS           6,796       (19,218)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR            33,145        38,810
                                                       ---------     ---------
CASH AND CASH EQUIVALENTS AT END OF THIRD QUARTER      $  39,941     $  19,592
                                                       =========     =========



                   HOLLYWOOD ENTERTAINMENT CORPORATION
            Disclosures Regarding Non-GAAP Financial Information


Adjusted Net Income and Adjusted Net Income per Diluted Share

The Company believes its calculation of adjusted net income and adjusted net income per diluted share provides a better measure of the Company's operating performance by excluding items not related to ongoing operations such as charges for early retirement of debt, non-cash income associated with variable stock options, and adjustments to the valuation allowances on deferred tax assets. The presentation of adjusted net income and adjusted net income per diluted share also provides for better comparability between periods. A reconciliation of net income to adjusted net income and adjusted net income per diluted share is as follows:


                                     Three Months Ended     Nine Months Ended
                                         September 30,        September 30,
                                    --------------------  --------------------
                                       2003       2002       2003       2002
                                    ---------  ---------  ---------  ---------
Net Income (1)                      $  20,470  $  31,945  $  59,226  $  99,844
                                    ---------  ---------  ---------  ---------
Add back (deduct) provision for
 income taxes as recorded (2)               -        323          -       (277)
Add back early debt retirement              -          -          -      3,534
Less stock option expense reversal          -     (4,513)         -     (4,513)
Less restructuring charge adjustment        -          -          -    (12,430)
                                               ---------             ---------
Adjusted income before taxes                -     27,755          -     86,158
Less provision for income
  taxes at assumed normalized
  tax rate of 40.5% (2)                     -    (11,241)         -    (34,894)
Add back early debt retirement,
  net of income tax benefit                 -          -      7,418          -
                                    ---------  ---------  ---------  ---------
Adjusted net income                 $  20,470  $  16,514  $  66,644  $  51,264
                                    ---------  ---------  ---------  ---------
Weighted average diluted shares        64,624     63,712     64,291     61,797
Adjusted net income per
  diluted share                     $    0.32  $    0.26  $    1.04  $    0.83


(1) Net income in the three months and nine months ended September 30, 2003 was reduced by a provision for income taxes based on an effective tax rate of 40.0%.
(2) Net income in the three months and nine months ended September 30, 2002 benefited from the reduction in a valuation allowance on the Company's deferred income tax assets, resulting in an effective tax rate of 1.0% (excluding the benefit from early debt retirement). The Company reduced the allowance based upon its belief that certain future tax benefits would be realized as a result of income during the period and anticipated future income. The Company believes a 40.5% effective tax rate would have been more representative of a normalized provision for income taxes when the valuation allowance reduction is excluded.



                    HOLLYWOOD ENTERTAINMENT CORPORATION
       Disclosures Regarding Non-GAAP Financial Information (Continued)


EBITDA

The Company also believes EBITDA, as defined below, is an additional measurement that is useful in understanding our operating results, including our ability to meet our growth plans and debt service requirements. The Company's calculation of EBITDA is not necessarily comparable to EBITDA reported by other companies due to the lack of uniform definition. The Company defines EBITDA as income from operations before special items plus depreciation and amortization (excluding amortization of rental product) plus/minus non-cash expense/income items. Following is a table calculating EBITDA (in thousands):


                                     Three Months Ended    Nine Months Ended
                                         September 30,       September 30,
                                     ------------------  --------------------
                                       2003      2002       2003       2002
                                     --------  --------  ---------  ---------

Income from operations               $ 41,985  $ 41,984  $ 136,892  $ 134,737
Depreciation and amortization          15,668    14,926     45,675     44,987
Non-cash stock option compensation        132    (4,513)       431     (1,800)
Restructuring charge adjustment             -         -          -    (12,430)
                                     --------  --------  ---------  ---------
EBITDA                               $ 57,785  $ 52,397  $ 182,998  $ 165,494
                                     ========  ========  =========  =========